UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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BEHRINGER HARVARD OPPORTUNITY REIT I, INC.
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QUARTER ENDED SEPTEMBER 30, 2016 Third Quarter and Subsequent Events Overview As of November 23, 2016 SUMMARY • Board of directors approves Plan of Liquidation • Plan of Liquidation submitted for approval by stockholders • Company continues in its asset disposition phase Frisco Square in Frisco (Dallas), Texas Plan of Liquidation On August 26, 2016, the board of directors approved a Plan of Liquidation (the “Plan”) for the Company. At the Annual Meeting of Stockholders to be held on January 23, 2017, stockholders will be asked to approve the proposed Plan, along with other proposals. The Plan generally provides for the following: Update on Asset Dispositions The Lodge & Spa at Cordillera in Edwards, Colorado, is under contract for sale. The agreement is subject to numerous closing conditions. The Company anticipates closing the sale in early 2017, although there are no assurances. At the Frisco Square mixed-use development in Frisco, Texas, the Company has two land parcels under contract for sale and is in negotiations with potential buyers of other parcels of land totaling approximately 10.5 acres. The sales of these land parcels will better position this mixed-use asset to be marketed in early 2017. The Company has received an offer for its Northpoint Central office building in Houston, Texas and is in the early stages of negotiating a purchase and sale agreement with the prospective buyer. And at the Royal Island resort development in The Bahamas, the Company is in negotiations to sell the property to the lender for $0.9 million and discharge of all indebtedness. At the Chase Park Plaza Hotel in St. Louis, the Company has engaged a broker who is in the early stages of marketing the property for sale in 2017. For our Ablon at Frisco Square and Central Europe assets, we expect our managing partners to market the properties for sale during 2017. The Company cannot complete the disposal of all of its assets until the Plan is approved by stockholders. • Disposing of all of the Company’s remaining assets Taking all necessary steps to wind-up business and pay debts and any operating and administrative expenses incurred prior to dissolution of the Company Distributing to stockholders the remaining proceeds of the liquidation Dissolving the Company and cancelling all outstanding shares of common stock • • • The Plan contemplates completing all of the activities described above within 24 months of its approval by stockholders. Capright Property Advisors, an independent real estate appraisal firm retained by the board, estimates that the net proceeds from the liquidation could range between $1.75 and $2.01 per share. There can be no assurances regarding the amount of any distribution or the timing thereof. In association with our plan of disposition we recorded non-cash impairments of $7 million for our investment in the portfolio of properties in Central Europe, and $2.2 million for our Northpoint Central office asset in Houston, Texas, to reduce the carrying value of these assets to their fair value. The Definitive Proxy Statement and related materials were mailed to stockholders beginning on November 10, 2016. Status of Asset Dispositions (As of November 23, 2016) PORTFOLIO SUMMARY As of September 30, 2016 Six portfolio investments consisting of:• Central Europe portfolio – 18 retail• 1 mixed-use property and light industrial properties • 1 undeveloped resort project • 1 office property • 2 hospitality properties1 1 One property is under contract for sale. PropertyStatus The Lodge & Spa at Cordillera Under contract for sale Frisco Square Negotiating sales of several land parcels to position remaining project for sale in 2017 Northpoint Central In negotiations for sale Royal Island In negotiations for sale Chase Park Plaza Marketing for sale Ablon at Frisco Square Managing partner expected to market for sale in 2017 Central Europe JV Managing partner expected to market remaining properties for sale in 2017 I

QUARTER ENDED SEPTEMBER 30, 2016 15601 Dallas Parkway, Suite 600 Addison, TX 75001 214.655.1600 behringerinvestments.com ADDITIONAL INFORMATION This Third Quarter and Subsequent Events Overview is being filed in respect of the proposed Plan of Liquidation. The proposed Plan of Liquidation will be submitted to the stockholders of the Company for their consideration. In connection with the proposed Plan of Liquidation, the Company has filed a definitive proxy statement with the SEC. Investors are urged to read the definitive proxy statement carefully and in its entirety and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they contain important information about the Plan of Liquidation. The final proxy statement has been mailed to the Company’s stockholders. In addition, the proxy statement and other documents are available free of charge at the SEC’s internet website, www.sec.gov. The proxy statement and other pertinent documents also may be obtained free of charge at www.behringerinvestments.com, or by directing a written request to Behringer Harvard Opportunity REIT I, Inc., Attn: Shareholder Services, 15601 Dallas Parkway, Suite 600, Addison TX 75001. The Company, its directors and executive officers, Behringer Harvard Opportunity Advisors I, LLC (the “Advisor”) and its affiliates, and employees of the Advisor may be deemed to be participants in the solicitation of proxies with respect to the Plan of Liquidation. Information regarding the Company’s directors and executive officers and the Advisor is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers and the Advisor in the Plan of Liquidation may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction. FORWARD-LOOKING STATEMENTS This document contains forward-looking statements, including discussion and analysis of the financial condition of the Company and its subsidiaries and other matters, including our proposed Plan of Liquidation. These forward-looking statements are not historical facts but are the intents, beliefs or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of this document. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. IMPORTANT RISK FACTORS TO CONSIDER Factors that could cause actual results to differ materially from any forward-looking statements made in the document include, but are not limited to: market and economic challenges experienced by the U.S. and global economies or real estate industry as a whole and the local economic conditions in the markets in which our properties are located; the availability of cash flow from operating activities for capital expenditures; our ability to retain our executive officers and other key personnel of our Advisor, our property manager and their affiliates; conflicts of interest arising out of our relationships with our Advisor and its affiliates; our level of debt and the terms and limitations imposed on us by our debt agreements; the availability of credit generally, and any failure to refinance or extend our debt as it comes due or a failure to satisfy the conditions and requirements of that debt; the need to invest additional equity in connection with debt financings as a result of reduced asset values and requirements to reduce overall leverage; future increases in interest rates; our ability to raise capital in the future by selling our assets or otherwise; impairment charges; unfavorable changes in laws or regulations impacting our business or our assets; and factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the period ended September 30, 2016 and in our definitive proxy materials filed in connection with our 2016 Annual Meeting of Stockholders on November 2, 2016, as filed with the Securities and Exchange Commission. Published 12/16 © 2016 Behringer 3874-1 OP1 Q3 Report 2016 I